Exhibit 10.17

November 15, 2021

SusGlobal Energy Corp.
200 Davenport Road
Toronto, ON M5R 1J2

SusGlobal Energy Canada Corp.
200 Davenport Road
Toronto, ON M5R 1J2

SusGlobal Energy Canada I Ltd.
200 Davenport Road

Toronto, ON M5R 1J2

SusGlobal Energy Belleville Ltd.
200 Davenport Road

Toronto, ON M5R 1J2

Attention: Mr. Marc Hazout, Mr. Ike Makrimichalos

Dear Sirs:

RE: Pace Credit Union ("PACE") and SusGlobal Energy Corp. ("SEC), SusGlobal Energy Canada Corp. ("SECC"), SusGlobal Energy Canada I Ltd. ("SEC1L"), and SusGlobal Energy Belleville Ltd. ("SEBL") (collectively the "Borrowers")

Recitals

A. PACE and the Borrowers entered into Letter Agreements dated March 31, 2020, November 9, 2020 and February 18, 2021 (collectively the "Amending Letter Agreement"). All terms of the Letter Agreement1 remain in full force and effect, except as amended by this Amending Letter Agreement, and this Amending Letter Agreement is an Addendum to the Letter Agreement. All defined terms used herein, unless otherwise defined, shall be as defined in the Letter Agreement;

B. As at November 15, 2021, the Borrowers are in arrears of payment with regard to the Credit Facility as follows:

(i) Loan 45666: $207,979.38 (7 months)

_________________________

1 As defined in the Letter Agreement dated March 31, 2020 (and dated September 13, 2017, as amended)

(ii) Loan 43145: $61,346.32 (7 months)

(iii)Loan 45053: $34,307.84 (7 months)

(the "Arrears")

C. As at November 15, 2021, the Borrowers are indebted to PACE in the total sum of $5,023,555.99 (included accrued interest), as more particularly described at Schedule A"A" hereto (the "Indebtedness");

D. PACE has issued a Letter of Credit #78 dated May 20, 2020, naming HMQ (Ontario) - Minister of the Environment, Conservation and Parks (the "Letter of Credit");

E. PACE and the Borrowers have agreed to enter into this Amending Letter Agreement to permit the Borrowers time to complete a Financing and to pay the Indebtedness then owing in full .

1. Definitions

For the purposes of this Agreement, the following definitions shall apply:

1. "Termination Date" September 30, 2022

2. Acknowledgment

The Borrower and the Guarantors hereby acknowledge and agree that the Letter Agreement and the Security are valid and binding on the Borrowers and, where applicable, the Guarantors.

3. Terms

This Agreement is subject to the following terms:

1. Subject to PACE's rights herein and under the Letter Agreement, all Indebtedness is due in full following the Termination Date and the no further credit, forbearance nor indulgences will be provided thereafter.

2. On execution of this Amending Letter Agreement, the Borrowers shall pay to PACE the sum of $303,633.54 in cleared and readily available funds, to be applied in permanent reduction of the Arrears.

3. The Borrowers shall keep all payments current payments due for the remaining months under the Credit Facilities as follows:

i. Loan 45666 (monthly amount: $29,711.34);

ii. Loan 43145 (monthly amount: $8,763.76); and,

iii. Loan 45053 (monthly amount: $4,901.12).

4. So long as the Borrowers remain in compliance with the terms of this Agreement and do not commit an Event or Events of Default (as defined below), PACE agrees that it shall:

(a) Treat all Credit Facilities with the Borrowers as if they are in good standing with PACE, subject to the provisions of the Letter Agreement, as modified by this Agreement;

(b) Forbear from taking any action to demand repayment of the Credit Facilities and the Indebtedness, or to enforce its Security as against the Borrowers, until the Termination Date;

(c) Not call the Credit Facilities prior to the Termination Date.

5. The Letter of Credit is not being extended past the Termination Date.

6. PACE acknowledges that its legal fees for matters relating to this Agreement are not for the Borrowers' account and do not form part of Indebtedness.

4. Events of Default

The following shall be considered Events of Default under the terms of this Agreement:

1. The Borrowers are in breach of any terms of this Agreement, or in breach of the terms of the Credit Facilities or any other agreement with PACE, including, without limitation, the Security;

2. The Borrowers fail to make any payments as required by the Letter Agreement, as amended by this Agreement;

3. If, for any reason whatsoever, a creditor of the Borrowers holding security in priority or subordinate to the Security commences to enforce its security, or if any creditor of the Borrowers should obtain a judgment and/or a lien as against the Borrowers or its property;

4. The Borrowers fail to pay the Indebtedness by the Termination Date. (singularly, an "Event of Default", collectively, "Events of Default")

5. Notice

Any notice, demand, approval, consent, waiver or other communication ("Notice") to be given by one party to another under this Agreement, shall be in writing and shall be sufficiently given if delivered personally, forwarded by registered mail or transmitted by facsimile transmission to such party as follows:

In the case of the Borrowers:

To the addresses as provided in this Agreement, with a copy to:

Goodmans LLP
Bay Adelaide Centre

333 Bay Street, Suite 3400
Toronto, ON M5H 2S7
Attention: Neill May

Via E-Mail:

In the case of PACE to:

Pace Savings & Credit Union Limited
8111 Jane Street, Unit 1

Vaughan, ON L4K 4L7
Attention: Paul Waters

Via E-Mail:

with a copy to:

Harrison Pensa LLP
Barristers and Solicitors

450 Talbot Street, P.O. Box 3237,
London, Ontario N6A 4K3
Attention: Tim Hogan

Via e-mail:

or to such other address or fax number as may be designated by Notice given as aforesaid to the other party by the party to whom Notice is to be given. Any Notice delivered and received as aforesaid shall be deemed to have been given and received on the first business day following the date of personal delivery, the forwarding by registered mail, or facsimile transmission, as the case may be.

6. Acceptance

This Agreement is open for acceptance until November 16, 2021 at 4 p.m. Should the Borrowers not accept this offer by the time indicated, the same shall become null and void and no longer binding on PACE.

PACE SAVINGS & CREDIT UNION LIMITED

Per:	/s/
Name: Title: Vice President Date: November 15, 2021
I have authority to bind the Credit Union

Per:	/s/
Name: Title: CFRO Date: November 15, 2021

I have authority to bind the Credit Union

SUSGLOBAL ENERGY CORP.

Per:	/s/ Marc Hazout
Name: Marc Hazout Title: President and CEO Date: November 15, 2021

I have authority to bind the Corporation

SUSGLOBAL ENERGY CANADA CORP.

Per:	s/ Marc Hazout
Name: Marc Hazout Title: President and CEO Date: November 15, 2021

I have authority to bind the Corporation

SUSGLOBAL ENERGY BELLEVILLE LTD.

	Per:	s/ Marc Hazout
Name: Marc Hazout Title: President and CEO Date: November 15, 2021

I have authority to bind the Corporation

SUSGLOBAL ENERGY CANADA I LTD.

	Per:	s/ Marc Hazout
Name: Marc Hazout Title: President and CEO Date: November 15, 2021

I have authority to bind the Corporation

Witness	Marc M. Hazout

Witness	Ike Makrimichalos

HAUTE INC.

	Per:	s/ Marc Hazout
Name: Marc Hazout Title: President and CEO Date: November 15, 2021

I have authority to bind the Corporation

Schedule A - Indebtedness

SCHEDULE A
INDEBTEDNESS

INDEBTEDNESS OF THE BORROWERS AS AT NOVEMBER 15, 20212

TOTAL DUE
Loan 45666	$3,437,779.82
Loan 45053	$568,734.19
Loan 43145	$1,017,041.98
TOTAL	$5,023,555.99

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2 Plus all accruing interest to close.